SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [   ]  Preliminary proxy statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
      [X]  Definitive proxy statement.
      [   ]  Definitive additional materials.
      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

BORGWARNER INC.

(formerly Borg-Warner Automotive, Inc.)

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee if calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the former schedule and the date of its filing.

      (1)  Amount paid:

      (2)  Form, schedule or registration statement no.:

      (3) Filing party:

      (4)  Date filed:

BORGWARNER INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Chicago, Illinois

March 22, 2000

To the Stockholders:

      The Annual Meeting of Stockholders of BorgWarner Inc. will be held on April 26, 2000, at 11:00 a.m. at the Company’s headquarters located at 200 South Michigan Avenue, Chicago, Illinois, 60604, for the following purposes:

1.	To elect the Class I Directors to serve for the next three years;

2.	To approve the amendment of the Company’s 1993 Stock Incentive Plan;

3.	To re-approve the Company’s Executive Stock Performance Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2000; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only stockholders at the close of business on March 15, 2000 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By order of the Board of Directors

Laurene H. Horiszny
Secretary

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

BORGWARNER INC.

(formerly Borg-Warner Automotive, Inc.)
200 South Michigan Avenue
Chicago, Illinois 60604

PROXY STATEMENT

March 22, 2000

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company on April 26, 2000, to be held at the Company’s headquarters at 200 South Michigan Avenue, Chicago, Illinois 60604. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 22, 2000. The Company’s Annual Report to Stockholders for the year ended December 31, 1999 is enclosed.

      Only stockholders of record at the close of business on March 15, 2000, will be entitled to vote at the meeting. As of such date, there were 27,040,492 issued and 26,685,733 outstanding shares of Common Stock (the “Common Stock”). Each share of Common Stock entitles the holder to one vote.

      The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting.

      The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

      Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. Unless otherwise indicated herein, the election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

1.  ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes. Three nominees (the “Class I Directors”) are to be elected at this meeting to serve for a term of three years and until their successors are elected and qualified. Three other directors (the “Class II Directors”) have terms expiring at the 2001 Annual Meeting of Stockholders and three other directors (the “Class III Directors”) have terms expiring at the 2002 Annual Meeting of Stockholders. Each of the nominees for election as Class I Director is presently a director of the Company and has agreed to serve if elected. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card. A plurality of votes of shares of Common Stock present in person or by proxy at the meeting is required to elect a director.

      The following table sets forth as of March 15, 2000, with respect to each nominee and each director continuing to serve, their name, age, principal occupation, the year in which they first became a director of the Company and directorships in other corporations.

		Principal Occupation
Class I Directors	Age	and Directorships

Phyllis O. Bonanno 1999	56	Ms. Bonanno was President of Columbia College from July, 1997 until March, 2000. From July, 1986 until June, 1997, she was Corporate Vice President of International Trade for Warnaco, Inc., a worldwide apparel manufacturer. She is a Director of RockPort Trade Systems, Inc. and the Datatel Scholars Foundation.
Andrew F. Brimmer 1997	73	Dr. Brimmer has been President of Brimmer & Company, Inc., an economic and financial consulting firm since July, 1976. He is a Director of CarrAmerica Realty Corporation, BlackRock Investment Income Trust, Inc. and other BlackRock funds.
Alexis P. Michas 1993	42	Mr. Michas has been the Managing Partner since 1996 and a Director since 1993 of Stonington Partners, Inc., an investment management firm. He has been the Managing Partner and a Director of Stonington Partners, Inc. II, since 1994. He is a Director of Burns International Services Corporation, Dictaphone Corporation, Goss Graphic Systems, Inc. and Packard BioScience Company.

		Principal Occupation
Class II Directors	Age	and Directorships

Jere A. Drummond 1996	60	Mr. Drummond has been Vice Chairman of BellSouth Corporation since January 2000. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1995 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. (“BellSouth”) from January 1995 until December 1997 and was elected a director of BellSouth in 1993.
Ivan W. Gorr 1995	70	Mr. Gorr was Chairman and Chief Executive Officer of Cooper Tire & Rubber Company from 1989 until his retirement in 1994. Mr. Gorr is a Director of Arvin Industries, Inc.

		Principal Occupation
Class II Directors	Age	and Directorships

John F. Fiedler 1994	61	Mr. Fiedler has been Chairman of the Board since March 1996 and Chief Executive Officer of the Company since January 1995. He was President from June 1994 to March 1996. He is a Director of Dal-Tile International, Inc. and Roadway Express, Inc.

		Principal Occupation
Class III Directors	Age	and Directorships

John Rau 1997	51	Mr. Rau has been President and Chief Executive Officer of Chicago Title Corporation, a provider of real estate services and a New York Stock Exchange publicly-traded company which owns Chicago Title and Trust Company, Chicago Title Insurance Company and Security Union Title Insurance Company, since January 1997. From July 1993 to December 1996, he was Dean of the Indiana University School of Business. Mr. Rau is also a Director of Chicago Title Corporation, LaSalle National Bank, First Industrial Realty Trust, Inc., Nicor, Inc. and divine interVentures, inc.
Paul E. Glaske 1994	66	Mr. Glaske was Chairman and Chief Executive Officer from April 1992 until his retirement in October 1999 of Blue Bird Corporation, a leading manufacturer of school buses, motor homes and a variety of other vehicles. Mr. Glaske is also a Director of Suntrust Bank of Middle Georgia.
William E. Butler 1997	69	Mr. Butler was Chairman of the Board and Chief Executive Officer of Eaton Corporation, a global manufacturer of industrial, vehicle, construction, commercial and aerospace products, from January 1992 until his retirement at the end of 1995. Mr. Butler is a Director of Applied Industrial Technologies, Ferro Corporation, The Goodyear Tire & Rubber Company, Pitney Bowes, Inc. and U.S. Industries, Inc.

Meetings of the Board of Directors and Committees

      The Board of Directors held four regular meetings and two special meetings during 1999. Directors Bonanno, Brimmer, Butler, Drummond, Fiedler, Glaske, Gorr and Michas attended at least 75% of the meetings of the Board of Directors and any committee on which they served. Mr. Rau was unable to attend at least 75% of the meetings of the Board of Directors and of the Finance and Audit Committee.

      The Board of Directors has a standing Compensation Committee, Finance and Audit Committee and Board Affairs Committee.

      The present members of the Compensation Committee are Directors Glaske (Chairman), Butler, Drummond and Rau. The responsibilities of the Compensation Committee include reviewing and approving executive appointments and remuneration and supervising the administration of the Company’s employee benefit plans. The Compensation Committee met three times during 1999.

      The present members of the Finance and Audit Committee are Directors Rau (Chairman), Bonanno, Brimmer, Kerley and Michas. The responsibilities of the Finance and Audit Committee include: recommending to the Board of Directors the independent certified public accountants to conduct the annual audit of the books and accounts of the Company; reviewing the proposed scope of such audit and approving the audit fees to be paid; and reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the independent certified public accountants and the Company’s financial and accounting staff. The Finance and Audit Committee met three times during 1999.

      The present members of the Board Affairs Committee are Directors Gorr (Chairman), Butler, Drummond and Glaske. The responsibilities of the Board Affairs Committee include making recommendations to the Board of Directors regarding: (i) Board composition and structure, (ii) the nature, duties and powers of Board committees, (iii) term of office for members, (iv) qualified persons to be nominated for election or re-election as directors, (v) stockholders’ suggestions for board nominations and (vi) the successor to the Chief Executive Officer. The Board Affairs Committee also establishes criteria for board and committee membership and evaluates Company policies relating to the recruitment of directors. The Board Affairs Committee met five times during 1999.

      In 1997, the Board adopted the Board of Directors Guidelines on Corporate Governance Issues (the “Guidelines”) which set forth the Board’s position on various corporate governance matters. The Guidelines, among other things, describe the responsibilities of each of the Board’s Committees, certain procedures for Board meetings, the Board’s policy on independent directors, and the Company’s preparation for succession and management development. The Guidelines are reviewed periodically and amended as needed.

      Stockholders may make suggestions for board nominations pursuant to procedures set forth in the Company’s By-Laws.

Compensation of Directors

      Directors who are not employees of the Company or its subsidiaries received an annual retainer of $26,000 for service on the Board of Directors and $1,000 for each Board meeting attended. Committee members also receive $750 ($1,500 if Chairman of a committee) for each committee meeting attended.

      In addition, under the terms of the Borg-Warner Automotive, Inc. 1993 Stock Incentive Plan, as Amended (the “1993 Plan”), each director of the Company who from and after February 1, 1993, is not otherwise an employee of the Company or any of its subsidiaries or affiliates (as defined in the 1993 Plan) shall, on the third Tuesday of each year, automatically receive an annual grant of options to purchase 1,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock at the date of grant of such option. Each director, upon joining the Board, will also receive an initial grant of options to purchase 2,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock as of such date. All such options expire ten years after the date of grant and become exercisable in installments on the second and third anniversaries of the date of grant.

Stock Ownership

      The following table sets forth as of March 15, 2000, certain information regarding beneficial ownership of Common Stock by all entities that, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock.

	Number of	Percent of
Name of Beneficial Owner	shares	class

Franklin Mutual Advisers, Inc.	1,589,900(a)	5.9%
51 John F. Kennedy Parkway Short Hills, NJ 07078

KeyCorp	1,494,214(b)	5.5%
127 Public Square Cleveland, OH 44114

(a)	Pursuant to a Schedule 13G dated January 13, 2000, Franklin Mutual Advisers, Inc. indicated that it had sole dispositive and sole voting power with respect to 1,589,900 shares.

(b)	Pursuant to a Schedule 13G dated February 14, 2000, KeyCorp indicated that it had sole power to vote with respect to 40,145 shares; shared power to vote or to direct the vote with respect to 1,432,479 shares; sole power to dispose or to direct the disposition with respect to 50,845 shares; and shared power to dispose or to direct the disposition with respect to 1,439,479 shares.

      The following table sets forth as of March 15, 2000 certain information regarding beneficial ownership of Common Stock by the Company’s directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

	Amount(a) and Nature(b)	Percent of
Name of Beneficial Owner	of Stock Ownership	class

John F. Fiedler	123,179	*

Gary P. Fukayama	59,795	*

Timothy M. Manganello	13,104	*

Ronald M. Ruzic	72,165	*

Robert D. Welding	25,966	*

Phyllis O. Bonanno	100	*

Andrew F. Brimmer	3,100	*

William E. Butler	2,600	*

Jere A. Drummond	4,500	*

James J. Kerley	6,500	*

Paul E. Glaske	13,510	*

Ivan W. Gorr	5,500	*

Alexis P. Michas	31,380	*

John Rau	3,500	*

All directors and executive officers of the Company (23 persons)	468,214	1.8%

*	Represents less than one percent.

(a)	Includes the following number of shares issuable upon the exercise of options within the next 60 days: 36,000 for Mr. Fiedler; 38,700 for Mr. Fukayama; 4,000 for Mr. Manganello; 37,500 for Mr. Ruzic; 8,200 for Mr. Welding; 2,500 for Dr. Brimmer; 1,500 for Mr. Butler; 3,500 for Mr. Drummond; 5,500 for Mr. Kerley; 4,500 for Mr. Gorr; 5,500 for Mr. Glaske; 500 for Mr. Michas; 1,500 for Mr. Rau; and 212,713 for all directors and executive officers of the Company.

(b)	Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

      In addition to the common shares reported above, the following directors have acquired phantom stock units through the deferral of director fees under the Deferred Compensation Plan for Directors: Dr. Brimmer has 486.13 phantom stock units; Mr. Drummond has 1,547.38 phantom stock units; Mr. Michas has 471.83 phantom stock units; and Mr. Rau has 467.80 phantom stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and greater than 10% stockholders file certain reports with respect to beneficial ownership of the Company’s equity securities. Based on information provided to the Company by each director and executive officer, the Company believes all reports required to be filed in 1999 were timely filed.

Executive Compensation

      The following table shows, for the years ending December 31, 1999, 1998 and 1997, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for these years, to the Company’s Chief Executive Officer and the other persons who were serving as executive officers at December 31, 1999.

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
						Awards(b)

		Annual Compensation		Other Annual		Securities
				Compensation		Underlying	LTIP
Name and Principal Position	Year	Salary($)	Bonus($)	($)(a)		Options(#)	Payouts

John F. Fiedler	1999	$530,000	$1,011,823	$0		8,700	$393,200
Chairman and	1998	$500,000	$245,549	$0		75,000	$610,143
Chief Executive Officer	1997	$472,500	$522,528	$0		6,000	$961,748

Gary P. Fukayama	1999	$328,100	$444,866	$215,344	(d)	0	$198,252
Executive Vice	1998	$315,489	$249,472	$111,125	(d)	0	$215,345
President	1997	$306,300	$155,319	$372,460	(e)	0	$339,441

Ronald M. Ruzic	1999	$320,783	$407,202	$0		0	$138,776
Executive Vice	1998	$268,070	$287,522	$168,844	(d)	0	$215,345
President	1997	$249,792	$210,360	$0		0	$339,441

Robert D. Welding	1999	$264,500	$374,582	$0		0	$138,776
Executive Vice	1998	$224,717	$128,392	$0		0	$61,527
President	1997	$200,000	$164,217	$113,594	(d)	0	$96,983

Timothy Manganello	1999	$197,760	$282,005	$17,699	(f)	0	$39,650
Vice President	1998	$153,150	$37,991	$290,794	(d)	0	$61,527
	1997	$145,166	$106,400	$45,926	(f)	0	$0

[Additional columns below]

[Continued from above table, first column(s) repeated]

All Other
Compensation
Name and Principal Position	($)(c)

John F. Fiedler	$82,406
Chairman and	$109,117
Chief Executive Officer	$96,530

Gary P. Fukayama	$43,581
Executive Vice	$41,984
President	$35,783

Ronald M. Ruzic	$96,377
Executive Vice	$75,179
President	$69,326

Robert D. Welding	$37,578
Executive Vice	$35,854
President	$38,189

Timothy Manganello	$23,095
Vice President	$48,469
$18,030

(a)	Excludes certain non-cash benefits that are deemed compensation for federal income tax purposes. These non-cash benefits are provided by the Company to its executive officers and include group term life insurance and automobiles. The net cost to the Company of such benefits during 1997, 1998, or 1999 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for each named executive officer.

(b)	No restricted stock awards were made in 1997, 1998, or 1999.

(c)	Includes amounts contributed by the Company on behalf of the named executive officers during 1997, 1998 and 1999 pursuant to the provisions of the Borg-Warner Automotive, Inc. Retirement Savings Plan and credits made pursuant to the Borg-Warner Automotive, Inc. Retirement Savings Excess Benefit Plan.

(d)	Represents gain on stock option exercise(s).

(e)	Includes gain on stock exercise(s) and gross-up to cover taxes for relocation expense reimbursements.

(f)	Represents gross-up to cover taxes incurred for relocation expense reimbursement.

Stock Options

      The following table sets forth information with respect to the named executive officers concerning grants of stock options made during 1999 and concerning unexercised options held as of December 31, 1999.

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	% of Total			Price Appreciation for
	Underlying	Options Granted	Exercise		Option Term
	Options Granted	to Employees	Price	Expiration
Name	(#)(a)	in Fiscal Year	($/Sh)	Date	5%($)	10%($)

John F. Fiedler	8,700	3.3%	$40.125	11/9/09	$219,539	$556,356

Gary P. Fukayama	0	0.0%	$0.000	n.a.	$0	$0

Ronald M. Ruzic	0	0.0%	$0.000	n.a.	$0	$0

Robert D. Welding	0	0.0%	$0.000	n.a.	$0	$0

Timothy M. Manganello	0	0.0%	$0.000	n.a.	$0	$0

(a)	Options granted in 1999 are exercisable starting 24 months after the grant date, with 50% of the shares covered thereby becoming exercisable at that time and with the remaining 50% of the option shares becoming exercisable on the third anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

      The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during 1999 and concerning unexercised options held at December 31, 1999.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at FY-End(#)		at FY-End($)(b)
	on Exercise	Value
Name	(#)	Realized($)	Exercisable	Unexercisable(a)	Exercisable	Unexercisable

John F. Fiedler	0	$0	33,000	86,700	$428,375	$8,513

Gary P. Fukayama	0	$0	38,700	0	$1,031,848	$—

Ronald M. Ruzic	0	$0	37,500	0	$710,335	$—

Robert D. Welding	0	$0	8,200	0	$150,703	$—

Timothy M. Manganello	0	$0	4,000	0	$66,220	$—

(a)	Represents shares that could not be acquired by the named executive officer as of December 31, 1999 and that become exercisable based upon the satisfaction of certain periods of employment.

(b)	Represents the difference between the exercise price and the share price of Common Stock as of December 31, 1999.

Long Term Incentive Plans

      The following table sets forth information with respect to the named executive officers concerning long-term incentive plan awards made during 1999 pursuant to the Company’s Executive Stock Performance Plan.

		Performance
		or Other	Estimated Future Payouts
	Number	Period	under Non-Stock
	of Shares	Until	Price-Based Plans(c)
	Units or	Maturation
	Rights	or	Threshold	Target	Maximum
Name	(#)(a)	Payout(b)	($)	($)	($)

John F. Fiedler	595	36 months	148,750	595,000	1,041,250

Gary P. Fukayama	300	36 months	75,000	300,000	525,000

Ronald M. Ruzic	300	36 months	75,000	300,000	525,000

Robert D. Welding	240	36 months	60,000	240,000	420,000

Timothy M. Manganello	140	36 months	35,000	140,000	245,000

All executive officers, as a group (10)	1,435	36 months	531,250	2,125,000	3,718,750

All employees, who are not executive officers (3)	240	36 months	52,500	210,000	367,500

(a)	Performance units with an initial value of $1,000 per unit.

(b)	The performance period for the 1999-2001 cycle is January 1, 1999 through December 31, 2001.

(c)	Payouts under the Company’s Executive Stock Performance Plan are based upon the percentile rank of the total stockholder return of the Company among the total stockholder returns of a peer group of companies. Total stockholder return is based on a formula relating to market price appreciation of the Company’s common stock and dividend return as compared to the peer group companies’ stock market price appreciation and dividend returns.

Employment Agreements

      The Company has entered into an employment agreement, effective January 1, 1998 (the “Agreement”), with Mr. Fiedler which provides, among other things, for Mr. Fiedler’s full-time employment until December 30, 2002 at an annual salary of not less than $500,000. Subject to the terms and conditions of the Agreement, Mr. Fiedler will be eligible for annual performance bonuses and awards under the Company’s Executive Stock Performance Plan at target levels no less than those set for 1997. In addition, the Company granted Mr. Fiedler a Non-Qualified Stock Option, subject to the provisions of the 1993 Plan and the terms and conditions of a Non-Qualified Stock Option Agreement, to purchase from the Company 75,000 shares of Common Stock at the fair market value per share on January 27, 1998, such option to be exercisable for the entire 75,000 shares on December 30, 2002.

      In addition, subject to the terms and conditions of the Agreement, and a non-negotiable full recourse Promissory Note dated January 30, 1998 (the “Note”), the Company has loaned Mr. Fiedler $2 million to be used exclusively for the purchase of the Company’s Common Stock. The entire loan, including all accumulated interest, will be forgiven by the Company if Mr. Fiedler remains employed by the Company through December 30, 2002 or as of earlier termination by reason of death,

“disability,” or involuntary termination other than for “cause.” The Note will also be forgiven in the event of a “Change of Control” as defined below.

      The Company has entered into Change of Control Employment Agreements (the “Change of Control Employment Agreements”) with each of the named executive officers. Below is a general description of certain terms and conditions of the Change of Control Employment Agreements.

      In the event of a “Change of Control” of the Company followed within three years by (1) the termination of the executive’s employment for any reason other than death, disability, or “Cause” or (2) the termination of the executive’s employment by the executive for “Good Reason”, the Change of Control Employment Agreements provide that the executive shall be paid a lump sum cash amount equal to three times the executive’s annual base salary and recent average bonus, and a lump sum cash amount equal to three times the Company’s retirement contributions which would have been made on behalf of the executive in the first year after termination of employment. In addition, the executive is entitled to continued employee welfare benefits for three years after termination of employment.

      “Change of Control” means (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership of 20% or more of either (i) the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the Board, or (c) a major corporate transaction, such as a merger, sale of substantially all of the Company’s assets or a liquidation, which results in a change in the majority of the Board or a majority of stockholders.

      “Cause” means the willful and continued failure of the executive to perform substantially the executive’s duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to the Company.

      “Good Reason” means the diminution of responsibilities, assignment to inappropriate duties, failure of the Company to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive’s previous work location, a purported termination of the Change of Control Employment Agreement by the Company other than in accordance with the Change of Control Employment Agreement, or failure of the Company to require any successor to the Company to comply with the Change of Control Employment Agreement.

      Mr. Fiedler’s Change of Control Employment Agreement was amended effective January 30, 1998 to provide that the Note would be forgiven with respect to all outstanding principal and accumulated interest thereon in the event of his termination of employment by reason of a Change of Control, death or disability, as defined in the Change of Control Employment Agreement. The amendment to the Employment Agreement further provides that if Mr. Fiedler’s employment is terminated for Cause or if he voluntarily terminates employment other than for Good Reason, the outstanding principal and accumulated interest thereon under the Note will become immediately due and payable in full.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern base salary, annual bonus, long-term incentives and stock ownership programs for the executive officers of the Company.

Overall Policy

      The Company’s executive compensation program is designed to link executive compensation to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company’s success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve goals that support the Company’s business strategy, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that is based on individual performance as well as overall business results.

      The Compensation Committee reviews the Company’s executive compensation program annually. The review includes a comparison of current total compensation levels (including base salary, annual bonus and long-term incentives) to those provided in similar companies in the durable manufacturing sector that have total sales in the range of one billion to three billion dollars, with data being collected from several prominent executive compensation surveys (the “Compensation Surveys”). In addition to the Compensation Surveys, the Compensation Committee also considers the compensation reported for executives by the companies included in a peer group of automotive companies(the “Peer Group Companies”). Financial results of the Peer Group Companies are used to compare shareholder returns on the performance graph. The Compensation Committee may adjust compensation levels based upon information obtained from the Compensation Surveys and the Peer Group Companies.

      The Compensation Committee determines the compensation of the five most highly compensated corporate executives, reviews the policies and philosophy set for the next level of key executives (approximately 250), and evaluates and recommends to the Board of Directors all long-term incentive plans. This process is designed to ensure congruity throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Fiedler), the Compensation Committee takes into account the views of Mr. Fiedler.

      The key elements of the Company’s executive compensation program are base salary, annual bonus and long-term incentives which consist of stock options, Company stock and cash compensation. The Compensation Committee’s policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Fiedler, the Company’s CEO during 1999, are discussed below.

Base Salary

      Annual salary adjustments are determined by the Compensation Committee by examining each executive officer’s current responsibilities, the executive officer’s individual and business unit performance, and by comparing the executive officer’s current base salary to competitive median salaries as reported in the Compensation Surveys and by the Peer Group Companies.

      Mr. Fiedler was CEO of the Company in 1999. The Compensation Committee considered the scope and complexity of Mr. Fiedler’s position, the Company’s performance during the preceding year, his prior salary, and the median salaries paid for similar positions as reported in the Compensation Surveys and by the Peer Group Companies. Sales growth, profitability, and achievement of strategic business objectives were among the factors considered in determining the performance of the Company. Mr. Fiedler received a base salary of $530,000 during 1999, which represents an increase of 6.0% over the previous year. He also received a grant of 8,700 stock options.

Annual Bonus

      The Company’s executive officers are eligible participants in an annual cash bonus plan. Performance objectives are established at the beginning of each year for the Company and each of its business units. The performance objectives are based on the increase in economic value of the Company or business unit over the prior year. Economic value is determined by a formula taking into account after-tax operating income and the average operating investment of the Company or business unit.

      Eligible executives are assigned threshold, target and maximum bonus levels. For those executive officers responsible for the entire Company, 100% of their bonus opportunity is based on the increase in economic value for the Company; for those executive officers responsible for a business unit, 30% of the bonus opportunity is based on the increase in economic value for the Company, and 70% is based on the increase in economic value for the business unit. If the threshold level of these performance measures is not met, no bonus is paid.

      Executive officers are also eligible for an additional bonus payment under the carryover feature of the annual bonus plan (the “Carryover Bonus”). The Compensation Committee believes that the Carryover Bonus encourages a longer term perspective while continuing to reward participants for the achievement of annual goals. Carryover Bonus allows participants in the bonus plan to earn — over a two year period — any bonus opportunity which was not attained during the current Plan Year. Executives can earn the balance of the unattained bonus opportunity whenever cumulative value targets are achieved during the subsequent two years. No Carryover Bonus from a prior year is earned if the threshold level of performance for the current year is not achieved.

      The potential annual total cash compensation (base salary plus bonus) for each executive officer is targeted at the 65th percentile of annual total cash compensation levels for similar positions as reported by comparable companies in the Compensation Surveys. Carryover Bonus from prior years may increase the annual bonus opportunity of the executive officers above the target level.

      Although annual bonuses depend primarily on the achievement of performance objectives as described above, the Compensation Committee may adjust bonus measures and awards based on other financial or non-financial actions that the Compensation Committee believes will benefit long-term stockholder value.

      In 1999, the increase in value of the Company resulted in a bonus payout at the maximum opportunity level for the portion of individual bonuses based on overall corporate performance. As a result Mr. Fiedler earned a $1,011,823 cash bonus for the year; of this, $273,423 represents Carryover Bonuses from 1997 and 1998. Mr. Fiedler’s target total cash (i.e., base salary and target bonus) compensation plan for 1999 was near the 65th percentile of total cash compensation for CEOs as reported in the Compensation Surveys.

Long-term Incentive Plans

Stock Options

      The Company uses stock options to align the interests of executives with those of the stockholders and to motivate the executives to continue the long-term focus required for the Company’s future success. Executives are granted stock awards based on their level of responsibility for the management and growth of the Company and individual contribution. Current base salary and annual incentive opportunity, as well as size and timing of previous stock awards, are also considered when determining stock awards.

      All stock options are granted at no less than the fair market value of the stock on the date of grant. The number of shares awarded to each executive officer is determined by an analysis of median competitive data provided in the Compensation Surveys. The analysis is based on the Company’s current stock price and the projected stock price appreciation rate.

      The gains on stock options granted by the Company are exempt from the provisions of Section 162(m) of the Internal Revenue Code (the “Code”) which limit the tax deductibility of compensation in excess of one million dollars.

      As noted above, Mr. Fiedler received a grant of 8,700 options in 1999. None of the other named executive officers received an option grant in 1999.

Executive Stock Performance Plan

      The Borg-Warner Automotive, Inc. Executive Stock Performance Plan is a long-term incentive plan for selected top executives including the named executive officers. It is designed to provide competitive payouts at the end of a three year period relative to how well the Company performs against the Peer Group Companies in terms of total shareholder return (“TSR”). The Compensation Committee believes that the Executive Stock Performance Plan will help to focus key senior executives on the long-term overall value of the Company to the investor community.

      The award levels under the Executive Stock Performance Plan are targeted to pay at approximately the 65th percentile of total direct compensation (as reported by the Compensation Surveys) for 65th percentile TSR performance relative to the TSR performance of the Peer Group Companies.

      Payments made under this plan are exempt from the provisions of Section 162(m) of the Code which limit the tax deductibility of compensation in excess of one million dollars.

      This plan is administered by a committee which consists solely of two or more “outside directors” as defined by Section 162(m) of the Code and the regulations thereunder.

      For the period between January 1, 1997 to December 31, 1999, Mr. Fiedler had a target award of 595 performance units at a value of $1,000 per unit. At the end of the performance period, the Company’s TSR performance was at the 43rd percentile of the TSR performance of Peer Group Companies. As a result, Mr. Fiedler earned an award of $393,200.

      For the period between January 1, 1998 to December 31, 2000, Mr. Fiedler has a target award of 595 performance units at a value of $1,000 per unit. Depending upon the performance of the Company, Mr. Fiedler’s final award can range from $0 if the Company’s TSR performance is below the 25th percentile of the TSR performance of the Peer Group Companies to $1,041,250 if the Company’s TSR

performance is at the 90th percentile(or higher)of the TSR performance of the Peer Group Companies.

      For the period between January 1, 1999 to December 31, 2001, Mr. Fiedler has a target award of 595 performance units at a value of $1,000 per unit. Depending upon the performance of the Company, Mr. Fiedler’s final award can range from $0 if the Company’s TSR performance is below the 25th percentile of the TSR performance of the Peer Group Companies to $1,041,250 if the Company’s TSR performance is at the 90th percentile(or higher)of the TSR performance of the Peer Group Companies.

Other

      Compensation subject to the one million dollar limitation on deductibility under Section 162(m) of the Code was not paid in 1999 to any of the named executive officers.

      The Compensation Committee will periodically review the executive compensation plans of the Company to determine their compliance with Section 162(m)of the Code. The Compensation Committee may, however, recommend that compensation that is non-deductible be paid to executive officers when such compensation is deemed in the best interest of shareholders or the Corporation.

Compensation Committee

Paul E. Glaske, Chairman

William E. Butler           Jere A. Drummond           John Rau

Performance Graph

Comparison of Cumulative Total Return
Among Company, Industry Index, Peer Group, and S&P 500 Index(1)

	1994	1995	1996	1997	1998	1999

[data points]
BorgWarner (2)	100.0	130.19	159.39	218.05	236.75	173.96
SIC Code Index (3)	100.0	119.50	140.02	180.14	239.55	221.27
Peer Group Index (4)	100.0	109.70	135.35	174.85	174.25	141.01
S&P 500 Index (5)	100.0	137.58	169.17	225.61	290.09	351.13

Certain Relationships and Related Transactions

      On January 30, 1998, the Company loaned Mr. Fiedler $2 million for the exclusive purpose of Mr. Fiedler purchasing the Company’s Common Stock. The loan is evidenced by a non-negotiable full recourse promissory note (the “Note”), which matures on December 30, 2002 (the “Maturity Date”). The Note accrues interest at the rate of 5.84% per annum, compounded semiannually, on the unpaid balance until paid. In the event of Mr. Fiedler’s voluntary termination of employment with the Company prior to the Maturity Date (other than upon his “disability”) or his involuntary termination of employment with the Company prior to the Maturity Date for “cause,” Mr. Fiedler will be obligated to prepay his entire obligation under the Note within ten days. The entire obligation under the Note will be forgiven if Mr. Fiedler remains employed by the Company through December 30, 2002 or as of earlier termination by reason of death, “disability,” or involuntary termination other than for “cause.” The Note will also be forgiven in the event of a “Change of Control” as defined in the Change of Control Employment Agreement.

      As part of a recapitalization, Burns International Security Corporation (formerly BW-Security) (“Burns International”) distributed all of the outstanding Common Stock of the Company to its stockholders of record as of January 22, 1993. In connection with the spin-off, the Company and Burns International entered into certain agreements, including, but not limited to, a Distribution and Indemnity Agreement (the “Distribution Agreement”), and a Service Agreement. The terms of such agreements were approved by the Board of Directors of the Company.

      The Distribution Agreement provides for, among other things, the principal corporate transactions required to effect the spin-off and certain other agreements governing the relationship between the Company and Burns International with respect to or in consequence of the spin-off. Subject to certain exceptions, the Distribution Agreement provides for certain cross-indemnities designed principally to place financial responsibility for the liabilities of Burns International and its subsidiaries with Burns International, and financial responsibility for the liabilities of the Company, or related to its automotive business, with the Company.

      The Service Agreement provides that the Company will sublease office space from Burns International until May 31, 1999, with the amounts payable under such sublease to be equal to 50% of the rent and common overhead expenses payable by Burns International related to its lease of the premises. In 1999, such amounts paid to Burns International aggregated approximately $187,957.

      The Company has agreed to indemnify Burns International (but not its stockholders) against any liability resulting from any transaction after the date of the spin-off involving the stock or assets, or any combination thereof, of the Company or any of its subsidiaries which causes the spin-off to fail to qualify as tax-free under Section 355 of the Code.

      Under the Company’s Employee Relocation Program, certain employees asked to relocate by the Company are entitled to relocation assistance provided by outside vendors selected and paid for by the Company. During 1999, Mr. Manganello participated in this program. Under the program, Mr. Manganello received a $204,000 cash advance to purchase a new home which has since been paid back by Mr. Manganello. In addition, under the program, Mr. Manganello’s previous home was purchased by the Company for $421,000 based on an appraisal conducted by an independent third party and was subsequently resold by the Company.

2.  APPROVAL OF THE AMENDMENT OF THE COMPANY’S 1993 STOCK INCENTIVE PLAN

      At the meeting there will be presented to the stockholders a proposal to approve an amendment to the Company’s 1993 Stock Incentive Plan (the “1993 Plan”) to increase the number of shares authorized to be issued by 1,200,000 shares. The 1993 Plan was originally adopted by the Board of Directors and approved by the stockholders in August 1993. The 1993 Plan was subsequently amended on November 8, 1995, February 6, 1997 and January 27, 1998.

      On February 2, 2000, the Board adopted an amendment to the 1993 Plan, subject to shareholder approval, to increase the total number of shares of common stock available for issuance under the 1993 Plan by an additional 1,200,000 shares. This is the only amendment to the 1993 Plan being proposed at the meeting. The Board believes that an additional share reserve will allow us to provide the necessary incentives to our employees over the years.

Description of the 1993 Plan, as Amended

      The following description of the material terms of the 1993 Plan, as amended, is intended as a summary only and is qualified in its entirety by reference to the 1993 Plan itself. A copy of the 1993 Plan, as amended, will be furnished by the Company to any stockholder upon written request to the Corporate Secretary.

      If the amendment to add 1,200,000 shares to the 1993 Plan is approved, the total number of shares which will have been authorized for issuance since the inception of the 1993 Plan will be 2,700,000. Shares subject to an option or award may be authorized and unissued shares or may be treasury shares. If an award granted under the 1993 Plan expires, terminates or lapses for any reason, without the issuance of shares of Common Stock thereunder, such shares will again be available under the 1993 Plan.

      The Compensation Committee of the Board of Directors administers the 1993 Plan and determines the terms and conditions of any award. Awards are granted to officers and other employees of the Company, and its affiliates, as from time to time designated by the Compensation Committee. The Compensation Committee may delegate to the Company’s Chief Executive Officer the authority to grant options for up to 3,000 shares of Common Stock in any calendar year to any eligible employee other than an executive officer subject to Section 16 of the Securities Exchange Act of 1934. Directors of the Company are also eligible to participate, but in the case of directors who are not also employees, only pursuant to an automatic grant.

      The 1993 Plan terminates on December 31, 2003. Under the 1993 Plan, options to purchase shares of Common Stock (“Options”) or other awards granted and outstanding as of the date the 1993 Plan terminates will not be affected or impaired by such termination.

      The exercise price to be paid by a participant is determined by the Compensation Committee and will be set forth in an Option agreement between the Company and the participant. The exercise price cannot be less than 100% of the fair market value of the Common Stock on the date on which the Option is granted.

      The 1993 Plan authorized the Compensation Committee to grant stock appreciation rights (“SARs”) in connection with all or part of any Option. An SAR entitles its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (determined in accordance with procedures to be established by the Compensation Committee) at the date of exercise of a share of Common Stock over the previously specified exercise price multiplied by the number of shares as to which the holder is exercising the SAR. The exercise price of an SAR is equal to the exercise price of the related Option. The amount payable may be paid by the Company in shares of Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Compensation Committee may determine, which determination may be made after considering any preference expressed by the holder. To the extent an SAR is exercised, the related Option will be cancelled and, to the extent the related Option is exercised, the SAR will be cancelled.

      Incentive stock options (within the meaning of Section 422 of the Code) may be granted at the discretion of the Compensation Committee under the 1993 Plan.

      The form of Option and SAR agreement to be used under the 1993 Plan (the “Option Agreement”) will provide that Options and SARs will become fully exercisable upon a “Change in Control” (as defined in the 1993 Plan). Otherwise, the Option Agreement provides that if such participant’s employment by the Company or its subsidiaries is terminated for any reason, other than death, disability or retirement, such participant may exercise an Option or SAR to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, within the period ending on the earlier of three months after such termination or the date the Option or SAR expires in accordance with its terms; provided that if the optionee dies within such three-month period, any unexercised Option or SAR held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Option or SAR, whichever period is shorter. However, if a participant’s employment is terminated for cause, such participant’s Option or SAR terminates immediately upon such termination of employment.

      If an optionee’s employment terminates by reason of disability, any Option or SAR held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Compensation Committee may determine, for a period of three years (or such shorter period as the Compensation Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Option or SAR, whichever period is shorter, provided that if the optionee dies within such three-year period (or such shorter period), any unexercised Option or SAR held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Option or SAR, whichever period is shorter.

      The 1993 Plan also permits the Compensation Committee to grant shares of restricted stock to a participant subject to the terms and conditions imposed by the Compensation Committee. The Compensation Committee may require that a certificate for such shares be deposited with the Company. There will be established for each award of restricted stock a restriction period of such length as is determined by the Compensation Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as described below, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Compensation Committee may impose, the participant will have all the rights of a holder of Common Stock as to such restricted stock including, if applicable, the right to vote the shares and to receive any dividends. Except as provided by the Compensation Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period, all shares still subject to restriction are forfeited by the participant. The form of restricted stock agreement intended to be used under the 1993 Plan provides that shares of restricted stock will cease to be subject to restrictions on transfer upon a Change in Control.

      In the event of a Change in Control: (i) any Options and SARs outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant; and (ii) the restrictions applicable to any shares of restricted stock shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant. The 1993 Plan further provides that during the 60-day period following a Change in Control, the holder of an Option has the right to surrender such option for cash in an amount equal to the difference between the “change in control price” (as defined in the 1993 Plan) and the exercise price.

      The Board of Directors of the Company may amend the 1993 Plan (including amendments which have the effect of increasing the cost of the 1993 Plan to the Company) or discontinue the 1993 Plan. No amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

      Each director of the Company who from and after August 1, 1993 is not otherwise an employee of the Company or any of its subsidiaries or affiliates, on the third Tuesday of each year, shall automatically receive an annual grant of Options to purchase 1,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock at the date of grant of such Option. Each director, upon joining the Board, will also receive an initial grant of Options to purchase 2,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock as of such date. Each holder of a director stock option granted pursuant to this provision will also have rights in the event of a Change in Control as described above.

Certain Federal Income Tax Considerations

      The following is a brief summary of the federal income tax consequences of transactions under the 1993 Plan based on federal income tax laws in effect on January 1, 2000. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

      Options granted under the 1993 Plan may be either “Incentive Stock Options,” as defined in Section 422 of the Code, or Nonstatutory Stock Options.

      Incentive Stock Options. The optionee does not recognize taxable income upon grant or exercise of an Incentive Stock Option unless the alternative minimum tax rules apply. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then upon sale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes. The exercise of an Incentive Stock Option may result in alternative minimum tax liability for the optionee.

      If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of before the expiration of either holding period described above (i.e. a disqualifying disposition), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by an optionee who is also an officer, director or more than 10% stockholder. See discussion below of “Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers.”

      Nonstatutory Stock Options. Except as noted below, with respect to Nonstatutory Stock Options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a Nonstatutory Stock Option will constitute wages for which withholding will be required. However, different rules may apply if restricted stock is purchased or if shares are purchased by an optionee who is also an officer, director or more than 10% stockholder. See discussion below of “Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers.”

      Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of an SAR. When an SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any Common Stock received on the exercise. In the case of a recipient who is also an employee, any income recognized upon exercise of an SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount. If the optionee receives Common Stock upon the exercise of an SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under “Nonstatutory Stock Options.” See also “Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers.”

      Restricted Stock. Generally, no income will be recognized by a recipient in connection with the grant of restricted stock, unless an election under Section 83(b) of the Code is filed with the IRS within 30 days of the date of grant. Otherwise, at the time the restricted stock vests, the recipient will generally recognize compensation income in an amount equal to the fair market value of the award at the time of vesting. Generally, the recipient will be subject to the tax consequences discussed under “Nonstatutory Stock Options.” In the case of a recipient who is also an employee, any amount included in income will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount and at the time the recipient recognizes ordinary income with respect to an award of restricted stock.

      Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers. Generally, individuals subject to Section 16(b) of the Exchange Act (“Insiders”) and individuals who purchase restricted stock may have their recognition of compensation income and the beginning of their capital gains holding period deferred for up to six months after option exercise (for Insiders), or until the restrictions lapse (for restricted stock purchasers) (the “Deferral Date”), with the excess of the fair market value of the stock determined as of the Deferral Date over the purchase price being taxed as ordinary income, and the tax holding period for any subsequent gain or loss beginning on the Deferral Date. However, an Insider or restricted stock purchaser who so elects under Section 83(b) of the Code on a timely basis may instead be taxed on the difference between the excess of the fair market value on the date of transfer over the purchase price, with the tax holding period beginning on such date. Similar rules apply for alternative minimum tax purposes with respect to the exercise of an Incentive Stock Option by an Insider.

      Capital Gains. Generally, under law in effect as of January 1, 2000, net capital gain (net long-term capital gain minus net short-term capital loss) is taxed at a maximum rate of 20%. Capital losses are allowed in full against capital gains plus up to $3,000 of other income.

Participation in the 1993 Plan

      The grant of awards under the 1993 Plan to employees, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the Compensation Committee. As of the date of this proxy statement, the only awards that have been granted under the 1993 Plan are non-qualified stock options, each of which has a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant. There has been no determination by the Compensation Committee with respect to future awards under the 1993 Plan.

Vote required and Board of Directors’ Recommendation

      Approval of the amendment to the 1993 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

      The Board of Directors believes that approval of the amended 1993 Plan is in the best interests of all stockholders and, accordingly, recommends a vote FOR the proposed amendments. Your proxy will be so voted unless you specify otherwise.

3.	RE-APPROVAL OF THE COMPANY’S EXECUTIVE STOCK PERFORMANCE PLAN, AS AMENDED

      At the meeting, there will also be presented to the stockholders a proposal to re-approve the Executive Stock Performance Plan, as amended (the “Plan”). The Plan was originally approved by the Board of Directors on August 7, 1995, subject to stockholder approval, which was obtained on April 23, 1996. The Plan is being recommended to the stockholders for re-approval to comply with Code Section 162(m), which requires re-approval of the Plan every five (5) years.

      Section 162(m) of the Code limits the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation to no more than $1,000,000 per year. Certain performance based compensation which has been approved by stockholders, however, is not subject to the deduction limitation. The Plan, as amended, has been drafted to allow the Company to claim the deduction for awards and benefits paid pursuant to the Plan.

      Future benefits and amounts to be received under the Plan are not currently determinable. For awards made for fiscal year 1999, see the table on page 9 for benefits and amounts estimated and allocated for each of the named executive officers, all executive officers as a group and all employees who are not executive officers as a group.

DESCRIPTION OF THE PLAN

      The following description of the Plan is intended as a summary only and is qualified in its entirety by reference to the Plan itself. A copy of the Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary.

      The purpose of the Plan is to motivate senior executives of the Company to improve the long-term performance of the Company as a whole, relative to its Peer Group, to enable the Company to grow in value and serve the long-term interests of the stockholders. The composition of the Peer Group has been revised to reflect various corporate changes to the original members of the Peer Group. The Peer Group, as amended, will include the following companies: Arvin Industries, Inc., Cummins Engine, Inc., Dana Corporation, Detroit Diesel Corporation, Eaton Corporation, Johnson Controls, Inc., Lear Corporation, Magna International, Inc. Class A, Mark IV Industries, Inc., Mascotech, Inc., Modine Manufacturing Co., SPX Corporation, Timken Company, Tower Automotive, Inc. and TRW, Inc.

      The Plan is administered by a committee which consists solely of two or more “outside directors” as defined in Section 162(m) of the Code and the regulations thereunder (the “Committee”).

      Participation in the Plan is limited to executives of the Company who are designated to be eligible by the Committee. Such executives shall (a) be part of a “select group of management or highly compensated employees” (as that phrase is used under Department of Labor Regulation Section 2520.104-23) and (b) generally be those executives who are in a position to make significant contributions to the earnings of the Company. Participation in the Plan during any performance period does not guarantee participation in any subsequent performance period. Each of the named executive officers are currently participants in the Plan.

      The Committee assigns threshold, target and maximum performance awards to each participant prior to the beginning of a performance period. The awards are expressed in terms of performance units, each with an initial value of $1,000.

      Performance periods are three (3) years. The performance award for each performance period shall be based on the percentile rank of total shareholder return (“TSR”) of the Company among the TSR of a peer group of companies during the performance period. TSR can be expressed as a formula:

share price at end of period - share price at start of period + dividends per share paid during period (share price at start of period)

      During an initial performance period, Company TSR at the 65th percentile among peer group companies will result in a payout per performance unit of $1,000. Payout per performance unit will be greater than $1,000 when Company TSR is greater than the 65th percentile and less than $1,000 when Company TSR is less than the 65th percentile. No performance payout is made if Company TSR is below the 25th percentile.

      Performance awards are payable 60% in Company common stock and 40% in cash. The maximum number of shares of Company common stock available for payment of performance awards under the Plan shall not exceed 400,000.

      The Committee, in its discretion, may decrease, but not increase, the size of a participant’s target performance award once the performance period has begun; the Committee may decrease, but not increase, the amount of a performance award payout once the comparative results from peer group companies have been considered.

      In the event of a change of control, a performance period shall end on the effective date of the change of control. TSR for a performance period in which a change of control occurs shall be determined by substituting the change of control price for the share price at the end of the performance period in the TSR formula.

      Change of control price is defined as the higher of (a) the highest reported sales price of a share of the Company’s common stock as reported on the New York Stock Exchange’s composite tape during the 60-day period prior to and including the date of a change of control, or (b) if the change of control is the result of a tender or exchange offer or a business combination, the highest price per share of common stock paid in such tender or exchange offer or business combination.

      A change of control is defined as, subject to certain exceptions, (a) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of 20% or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the Board of Directors, (c) a major corporate transaction, such as a merger or sale of substantially all of the Company’s assets which results in a change in the majority of the Board of Directors or a majority of shareholders or (d) a liquidation of the Company.

      The Plan may be amended in whole or in part by the Board of Directors of the Company at any time (including amendments which may have the effect of increasing the cost of the Plan to the Company).

VOTE REQUIRED AND BOARD OF DIRECTOR’S RECOMMENDATION

      Re-approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

      The Board of Directors believes that re-approval of the plan is in the best interests of all stockholders and, accordingly, recommends a vote for the plan. Your proxy will be so voted unless you specify otherwise.

4.	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors proposes that the stockholders approve the selection by the Finance and Audit Committee of Deloitte & Touche LLP to serve as the Company’s independent auditors for the 2000 fiscal year. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and will have an opportunity, if they desire, to make a statement.

      The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP as the independent auditors and your proxy will be so voted unless you specify otherwise.

OTHER INFORMATION

      The Company has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

      Stockholder proposals which are intended to be presented at the 2001 Annual Meeting pursuant to SEC Rule 14a-8 must be received by the Company on or before November 26, 2000, for inclusion in the proxy statement relating to that meeting.

      A stockholder who intends to present business at the 2001 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice to the Secretary of the Company no less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, for stockholder proposals other than pursuant to Rule 14a-8, the Company must receive notice no sooner than January 27, 2001, and no later than February 26, 2001.

      The Company will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Investor Relations and Communications Department, 200 South Michigan Avenue, Chicago, Illinois 60604.

BORGWARNER INC.

BORG-WARNER AUTOMOTIVE, INC.

1993 STOCK INCENTIVE PLAN

(Amended Effective November 8, 1995, April 29, 1997,
April 28, 1998 and Further Amended April 26, 2000)

SECTION 1. Purpose; Definitions.

      The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.

      For purposes of the Plan, the following terms are defined as set forth below:

      a. “Affiliate” means a corporation or other entity controlled by the Company and designated by the Committee as such.

      b. “Award” means a Stock Appreciation Right, Stock Option or Restricted Stock.

      c. “Board” means the Board of Directors of the Company.

      d. “Cause” has the meaning set forth in Section 5(i).

      e. “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 8(b) and (c), respectively.

      f. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      g. “Commission” means the Securities and Exchange Commission or any successor agency.

      h. “Committee” means the Committee referred to in Section 2.

      i. “Company” means Borg-Warner Automotive, Inc., a Delaware corporation.

      j. “Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

      k. “Disinterested Person” shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

      l. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      m. “Fair Market Value” means, except as provided in Sections 5(j) and 6(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

      n. “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

      o. “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

      p. “Plan” means the Borg-Warner Automotive, Inc. 1993 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

      q. “Restricted Stock” means an award granted under Section 7.

      r. “Retirement” means retirement from active employment under a pension plan of the Company, any subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

      s. “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

      t. “Stock” means Common Stock, par value $.01 per share, of the Company.

      u. “Stock Appreciation Right” means a right granted under Section 6.

      v. “Stock Option” means an option granted under Section 5.

      w. “Termination of Employment” means the termination of the participant’s employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate.

      In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration.

      The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

      The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its subsidiaries and Affiliates.

      Among other things, the Committee shall have the authority, subject to the terms of the Plan:

      (a) to select the officers, employees and directors to whom Awards may from time to time be granted; provided that awards to non-employee directors may be made only in accordance with Section 13;

      (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder;

      (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

      (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

      (e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan;

      (f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred; and

      (g) to determine under what circumstances a Stock Option may be settled in cash or Stock under Section 5(j).

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

      The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

      Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. Stock Subject to Plan.

      Subject to adjustment as provided herein, the total number of shares of Stock of the Company available for grant under the Plan shall be 2,700,000; provided that no “covered employee”, as such term is defined in Section 162(m) of the Code, shall be granted more than 100,000 shares of Stock in any taxable year. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

      If any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its Staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Eligibility.

      Officers, employees and directors of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan. Except as expressly authorized by Section 13 of the Plan, however, no grant shall be made to a director who is not an officer or a salaried employee.

SECTION 5. Stock Options.

      Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

      The Committee may authorize the Chief Executive Officer of the Corporation, who need not be a Disinterested Person, to grant in any calendar year a Non-Qualified Stock Option (with or without Stock Appreciation Rights) for up to 3,000 shares of Stock to any employee of the Company who is not an executive officer of the Company subject to Section 16 of the Exchange Act. The Committee may limit or qualify such authorization in any manner it deems appropriate. Stock Options granted by the Chief Executive Officer shall have the terms and conditions determined by the Committee and the Committee shall periodically review such grants.

      Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the participant.

      Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

      (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant, except that any Stock Options granted on the effective date of the Company’s initial public offering of Common Stock shall have an option price per share equal to the price per share paid by the public in such offering.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

      (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

      (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

      The option price of Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement, may also be paid by one or more of the following: (i) in the form of unrestricted Stock already owned by the optionee (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Stock Option is granted; (ii) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (iii) by a combination thereof, in each case in the manner provided in the option agreement.

      In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

      If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

      No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 11(a).

      (e) Non-transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Non-Qualified Stock Option, its alternate payee pursuant to such qualified domestic relations order, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order.

      (f) Termination by Death. If an optionee’s employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (g) Termination by Reason of Disability. If an optionee’s employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (h) Termination by Reason of Retirement. If an optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (i) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from the date of such Termination of Employment or the balance of such Stock Option’s term if such Termination of Employment of the optionee is involuntary and without Cause; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. Unless otherwise determined by the Committee, for the purposes of the Plan “Cause” shall mean (i) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the optionee’s employment duties or (iii) willful and deliberate failure on the part of the optionee to perform his employment duties in any material respect.

      (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.

      Cash outs pursuant to this Section 5(j) relating to options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the “window period” provisions of Rule 16b-3(e), to the extent applicable, and, in the case of cash outs of Non-Qualified Stock Options held by such optionees, the Committee may determine Fair Market Value under the pricing rule set forth in Section 6(b)(ii)(2).

      (k) Change in Control Cash Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option.

SECTION 6. Stock Appreciation Rights.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

      A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

(1) may require that such Stock Appreciation Rights be exercised for cash only in accordance with the applicable “window period” provisions of Rule 16b-3; and

(2) in the case of Stock Appreciation Rights relating to Non-Qualified Stock Options, may provide that any amount to be paid in cash upon exercise of such Stock Appreciation Rights during a Rule 16b-3 “window period” shall be based on the highest of the daily means between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange or other national securities exchange on which the shares are listed or on NASDAQ, as applicable, occurring during such “window period”.

(iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

SECTION 7. Restricted Stock.

      (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

      The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

      (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 1993 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Borg-Warner Automotive, Inc., 200 South Michigan Avenue, Chicago, Illinois 60604.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

      (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 11(f) of the Plan, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and (2) dividends payable in Stock shall be paid in the form of Restricted Stock.

(iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 8(a)(ii), upon a participant’s Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv) Except to the extent otherwise provided in Section 8(a)(ii), in the event of an involuntary Termination of Employment of a participant for any reason (other than for Cause), the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such participant’s shares of Restricted Stock.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

(vi) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

SECTION 8. Change In Control Provisions.

      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(ii) The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

      (b) Definition of Change in Control. For purposes of the Plan, a A "Change in Control" shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act )(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 8(b); or

(ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each of the foregoing, a "Business Combination"), in each case, unless, following such

Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      (c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that (X) in the case of a Stock Option which (I) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (II) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled and (Y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 9. Term, Amendment and Termination.

      The Plan will terminate on December 31, 2003. Under the Plan, Awards outstanding as of December 31, 2003 shall not be affected or impaired by the termination of the Plan.

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right or Restricted Stock Award theretofore granted without the optionee’s or recipient’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

      The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

      Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 10. Unfunded Status of Plan.

      It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 11. General Provisions.

      (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

      (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

      (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

      (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

      (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

      (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 12. Effective Date of Plan.

      The Plan shall be effective on the date it is approved by the shareholders of the Company.

SECTION 13. Director Stock Options.

      (a) Each director of the Company who is not otherwise an employee of the Company or any Affiliate from and after August 1, 1993 shall, on the third Tuesday of each year during such director’s term, automatically be granted Non-Qualified Stock Options to purchase 1,000 shares of Stock having an exercise price per share equal to 100% of the Fair Market Value of the Stock at the date of grant of such Non-Qualified Stock Option. Each such director, upon joining the Board, shall also be awarded an initial grant of Non-Qualified Stock Options to purchase 2,000 shares of Stock having an exercise price equal to 100% of the Fair Market Value of the Stock as of such date.

      (b) An automatic director Stock Option shall be granted hereunder only if as of each date of grant (or, in the case of any initial grant, from and after the effective date of the Plan) the director (i) is not otherwise an employee of the Company, any Affiliate or Merrill Lynch Capital Partners, Inc., (ii) has not been an employee of the Company or any subsidiary for any part of the preceding fiscal year, and (iii) has served on the Board continuously since the commencement of his term.

      (c) Each holder of a Stock Option granted pursuant to this Section 13 shall also have the rights specified in Section 5(k).

      (d) In the event that the number of shares of Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

      (e) The provisions of paragraph (a) of this Section 13 may not be amended more often than once every six months. Except as expressly provided in this Section 13, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

APPENDIX B

BORG-WARNER AUTOMOTIVE, INC.
EXECUTIVE STOCK PERFORMANCE PLAN

Revised and Re-approved, February 2, 2000

TABLE OF CONTENTS

I	GENERAL	1

	1.1. Purpose	1

	1.2. Effective Date	1

	1.3. Termination Date	1

II	DEFINITIONS	1

	2.1. “Beneficiary”	1

	2.2. “Board of Directors”	1

	2.3. “Change of Control”	1

	2.4. “Change of Control Price”	3

	2.5. “Committee”	3

	2.6. “Common Stock”	4

	2.7. “Company”	4

	2.8. “Disability”	4

	2.9. “Normal Retirement”	4

	2.10. “Participant”	4

	2.11. “Peer Group Companies”	4

	2.12. “Performance Award”	4

	2.13. “Performance Period”	4

	2.14. “Plan”	4

	2.15. “Shareholders”	4

	2.16. “Termination for Cause”	4

	2.17. “Total Shareholder Return of the Company”	5

	2.18. “Total Shareholder Return of a Peer Group Company”	5

III	ELIGIBILITY	5

IV	PLAN DESIGN	5

	4.1. Performance Period	5

	4.2. Target and Performance Awards	6

	4.3. Available Shares	6

	4.4. Adjustment to Shares	7

	4.5. Committee Discretion to Adjust Awards	7

V	PAYMENT	7

	5.1. Timing and Form of Payment	7

	5.2. Tax Withholding	8

	5.3. Beneficiary Designation	8

	5.4. Foreign Jurisdictions	8

	5.5. Distribution upon Termination of Employment	9

VI	ADMINISTRATION	10

	6.1. Committee	10

	6.2. General Rights, Powers, and Duties of Committee	10

	6.3. Information to be Furnished to Committee	10

	6.4. Responsibility	11

VII	AMENDMENT AND TERMINATION	11

	7.1. Amendment	11

	7.2. Company’s Right to Terminate	11

VIII	MISCELLANEOUS	11

	8.1. No Implied Rights; Rights on Termination of Service	11

	8.2. No Right to Company Assets	11

	8.3. No Employment Rights	12

	8.4. Other Benefits	12

	8.5. Offset	12

	8.6. Non-assignability	12

	8.7. Notice	12

	8.8. Governing Laws	12

IX	CHANGE OF CONTROL	13

	9.1. Performance Awards Upon a Change of Control	13

	9.2. Payment of Performance Awards After a Change of Control	13

I. GENERAL

1.1.	Purpose. The purpose of the Executive Stock Performance Plan is to motivate senior management to improve the long-term performance of the Company as a whole, relative to its peer companies, so that the Company will continue to grow in value and serve the long-term interests of its Shareholders.

1.2.	Effective Date. The Plan shall become effective as of April 18, 1995, subject to its approval by the Shareholders of Borg-Warner Automotive, Inc. at the 1996 Annual Meeting of Shareholders. No Performance Awards shall be exercisable or payable before approval of the Plan has been obtained from the Shareholders.

1.3.	Termination Date. No contingent Performance Awards shall be assigned under the Plan after December 31, 2004; provided, however, that the Committee may cease the assignment of contingent Performance Awards at any time prior to that date. The termination of the assignment of contingent Performance Awards shall not cancel, reduce or otherwise impair the rights of Participants to receive any contingent Performance Awards assigned prior to such termination, and the Termination Date of the Plan shall be the first date as of which all Performance Awards assigned hereunder have been distributed to Participants.

II. DEFINITIONS

      Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

2.1.	“Beneficiary” means the person or persons so designated by a Participant pursuant to Section 5.3.

2.2.	“Board of Directors” means the Board of Directors of Borg-Warner Automotive, Inc.

2.3.	“Change of Control” means:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company by the holder exercising such conversion privilege, (V) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.3; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.4.	“Change of Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination.

2.5.	“Committee” means the committee of the Company appointed by the Board of Directors to manage and administer the Plan.

2.6.	“Common Stock” means Borg-Warner Automotive, Inc.’s $0.01 par value common stock.

2.7.	“Company” means Borg-Warner Automotive, Inc. Where applicable, Company shall also include such subsidiaries and affiliated companies of Borg-Warner Automotive, Inc. that participate in the Plan with the consent of the Board of Directors.

2.8.	“Disability” shall have the same meaning as under the Company sponsored long-term disability plan under which the Participant is then eligible to participate.

2.9.	“Normal Retirement” means termination of employment after attainment of age 65. However, the Committee, within its complete discretion, may determine that a Participant who terminates prior to age 65 has terminated by virtue of Normal Retirement

2.10.	“Participant” means an executive of the Company who is designated, pursuant to Article III, to be eligible to receive benefits under the Plan.

2.11.	“Peer Group Companies” means the automotive companies designated from time to time by the Committee that will be used as a benchmark to compare the relative Total Shareholder Return of the Company.

2.12.	“Performance Award” is an amount whose final value will be earned and paid to a Participant if certain predetermined requirements are met.

2.13.	“Performance Period” is a period, as determined pursuant to Section 4.1, with respect to which an assignment of Performance Awards is made pursuant to this Plan.

2.14.	“Plan” means this Borg-Warner Automotive, Inc. Executive Stock Performance Plan as amended from time to time.

2.15.	“Shareholders” means the Company’s Common Stock Shareholders.

2.16.	“Termination for Cause” means termination of a Participant’s employment due to (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s employment duties, or (iii) willful and deliberate failure on the part of the Participant to perform his employment duties in any material respect. Whether Termination for Cause occurs shall be determined by the Committee in its discretion. The determination of the Committee shall be conclusive.

2.17.	“Total Shareholder Return of the Company” means the cumulative return on the Company’s Common Stock expressed as a percentage, determined by dividing (i) the sum of (a) the cumulative amount of dividends per share paid for the applicable Performance Period, assuming dividend reinvestment, and (b) the difference between the average of the closing sales prices of Common Stock on the last five trading days of such Performance Period and the last five trading days preceding the first day of such Performance Period, by (ii) the average of the closing sales prices of Common Stock on the last five days preceding the first day of such Performance Period.

2.18.	“Total Shareholder Return of a Peer Group Company” means the cumulative return on such company’s common stock expressed as a percentage, determined by dividing (i) the sum of (a) the cumulative amount of dividends paid per share for the applicable Performance Period, assuming dividend reinvestment, and (b) the difference between the average of the closing sales prices of such common stock on the last five trading days of such Performance Period and the last five trading days preceding the first day of such Performance Period, by (ii) the average of the closing sales prices of such common stock on the last five days preceding the first day of such Performance Period.

III. ELIGIBILITY

      Participation in the Plan shall be limited to executives of the Company who are designated to be eligible by the Committee. Such executives shall (i) be part of a “select group of management or highly compensated employees” (as that phrase is used under Department of Labor Regulation Section 2520.104-23) and (ii) generally be those executives who are in a position to make significant contributions to the earnings of the Company.

      Participation in one Performance Award, however, will not automatically guarantee participation in subsequent years. Participation for each Performance Award under the Plan will be approved by the Committee after consultation with the chief executive officer of Borg-Warner Automotive, Inc.

      If a Participant is deemed to be no longer eligible for participation in Performance Awards because of a change in job responsibilities, he will have a prorated participation in existing Performance Awards for as long as his eligibility was in effect. A Participant shall, for purposes of receiving Performance Awards, continue his participation in the Plan until all Performance Awards in which he is eligible to participate have been distributed.

IV. PLAN DESIGN

4.1.	Performance Period. The initial Performance Period under the Plan shall begin on April 18, 1995 and shall terminate on December 31, 1997. For 1996 and subsequent calendar years, each Performance Period under the Plan shall begin on a January 1 and shall terminate on the December 31 of the third calendar year ending thereafter. Therefore, at a given time, three Performance Periods may be in effect, each at a different point in its cycle.

4.2.	Target and Performance Awards. Subject to Section 4.5 below, the Committee shall establish, prior to the Performance Period, a target Performance Award for each Participant eligible for such Performance Period.

(a) The Performance Award for each Performance Period shall be based on the percentile rank of the Total Shareholder Return of the Company among the Total Shareholder Returns of the Peer Group Companies during such Performance Period. The Committee shall determine a target percentile rank applicable to each Performance Period and shall for each Performance Period establish percentages of target Performance Awards earned at various percentile rankings of the Company in relation to the Peer Group Companies for such Performance Period, including a percentile rank below which no portion of a target Performance Award shall be earned.

(b) Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by any individual who the Committee determines is likely to be, at the time any Performance Award becomes payable, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations thereunder:

(i) Such Performance Award shall be based solely on achievement of the performance goals applicable pursuant to Section 4.2.

(ii) Such Performance Award shall not be payable hereunder except upon written certification by the Committee that the applicable performance goals have been satisfied to a particular extent.

(iii) The maximum amount payable to such Participant with respect to such Performance Award shall be $2,000,000.

4.3.	Available Shares. The maximum number of shares of Common Stock which shall be available for payment of Performance Awards under the Plan during its term, shall not exceed 400,000. (Such amount shall be subject to adjustment as provided in Section 4.4). The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

4.4.	Adjustment to Shares.

(a) If there is any change in the corporate capitalization of the Company, such as a stock split, a corporate transaction (any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code)) or any partial or complete liquidation of the Company, the Committee shall, in its sole discretion, make such adjustments (if any) that it determines to be necessary and/or appropriate (i) to the number and kind of shares available for Performance Awards, and (ii) for purposes of properly comparing the price of Common Stock at the beginning of the relevant Performance Period to the price of Common Stock at the end of such Performance Period in order to determine the Total Shareholder Return of the Company for such Performance Period.

(b) If there is any change in the corporate capitalization of any Peer Group Company, such as a stock split, a corporate transaction (any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Peer Group Company, or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code)) or any partial or complete liquidation of any Peer Group Company, the Committee shall, to the extent it determines, in its sole discretion, to be necessary and/or appropriate, take such change into account in determining the Total Shareholder Return of the Peer Group Company for purposes of Section 4.2(a) (including, without limitation, by making such determination as if the change had not occurred or by eliminating such Peer Group Company from the list of Peer Group Companies for the applicable Performance Period).

4.5.	Committee Discretion to Adjust Awards. At its own discretion, the Committee may decrease, but not increase the size of a Participant’s target Performance Award in a given Performance Period once the Performance Period has begun. The Committee may also, at its own discretion, decrease, but not increase, the amount of a Performance Award payout once the comparative results from the Peer Group Companies for the just completed Performance Period have been considered.

V. PAYMENT

5.1.	Timing and Form of Payment. Performance Awards for each Performance Period shall be payable as follows:

(a) An amount equal to 40% of the Performance Award shall be paid in cash as soon as practicable after the end of the Performance Period; and

(b) An amount equal to 60% of the Performance Award shall be paid in shares of Common Stock as soon as practicable after the end of the Performance Period. The number of shares of Common Stock to be awarded will be determined by dividing 60% of the Performance Award by the average of the closing sales prices of the Company’s Common Stock on the last five trading days of the Performance Period upon which the Performance Awards are based.

5.2.	Tax Withholding. The Company shall have the right to deduct from all cash payments any federal, state, or local taxes required by law to be withheld with respect to the entire Performance Award.

5.3.	Beneficiary Designation. A Participant may designate a Beneficiary who is to receive, upon his death, the distributions that otherwise would have been paid to him. All designations shall be in writing and shall be effective only if and when delivered to the corporate secretary of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in all of the distribution whether payable before or after the Beneficiary’s death, and any distributions remaining upon the Beneficiary’s death shall be made to the Beneficiary’s estate.

A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the corporate secretary of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event the term “Beneficiary” shall include his estate.

5.4.	Foreign Jurisdictions. Performance Awards may be granted, without amending the Plan, to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplement or alternative version shall: (a) increase the limitation contained in Section 4.2(c)(iii); (b) increase the number of available shares under Section 4.3; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Code (with respect to Participants whose deductible compensation is limited thereby).

5.5.	Distribution upon Termination of Employment.

(a) Death. If a Participant in the Plan dies before the end of the Performance Period for which target Performance Awards have been established on his behalf, such Participant’s Beneficiary will be eligible for a prorated portion of the Performance Award that would have otherwise been earned after the end of the applicable Performance Period. This distribution, if any is earned, will be paid to the Beneficiary at the same time that all other Participants under the Plan receive their Performance Awards with respect to that Performance Period.

If the Participant’s Beneficiary is not alive at the time of the Participant’s death, and the Participant has no surviving spouse, the estate of the Participant may petition the Committee for payment of a prorated Performance Award to the estate in the form of a cash lump sum to be paid as soon as administratively feasible after the payout or Performance Awards for the Performance Period have been approved by the Committee.

(b) Disability. If a Participant in the Plan becomes Disabled before the end of the Performance Period for which target Performance Awards have been established on his behalf, the Participant will be eligible for a prorated portion of the Performance Award that would have otherwise been earned after the end of the Performance Period. This distribution, if any is earned, will be paid to the Participant at the same time that all other Participants under the Plan receive their awards with respect to that Performance Period.

(c) Normal Retirement. If a Participant in the Plan enters Normal Retirement before the end of the Performance Period for which target Performance Awards have been established on his behalf, the Participant will be eligible for a prorated portion of the Performance Award that would have otherwise been earned after the end of the Performance Period. This distribution, if any is earned, will be paid to the Participant at the same time that all other Participants under the Plan receive their Performance Awards with respect to that Performance Period.

(d) Other Reasons. The Committee, in its sole discretion, may authorize prorated eligibility for a Performance Award to a Participant who terminates from the Company before the end of a Performance Period for reasons other than death, Disability, or Normal Retirement, except that in the case of voluntary resignation or Termination for Cause, no Performance Award may be paid.

VI. ADMINISTRATION

6.1.	Committee. The Plan shall be administered by the Committee. If a Performance Award payable hereunder is intended to be exempt from the $1 million deductibility limitation of Code Section 162(m), then the Committee, from the time the target Performance Award is established through the time the Performance Award is paid, shall consist solely of two or more “outside directors” as defined in Code Section 162(m) and the regulations thereunder. Further, the Committee shall at all times consist solely of “disinterested persons” as defined in paragraph (c)(2)(i) of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may designate person(s) who are Company employees to oversee the day to day administration of the Plan.

6.2.	General Rights, Powers, and Duties of Committee. The Committee shall be the Plan Administrator and it shall be responsible for the management, operation, and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have the following powers and duties:

(a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

(b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

(c) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

(d) To construe and interpret the Plan and resolve all questions arising under the Plan;

(e) To direct the payment of benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

(f) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law, such as the filing of a notice with the United States Department of Labor, pursuant to DOL Reg. ‘2520.104-23, within 120 days of the Effective Date.

6.3.	Information to be Furnished to Committee. The Company shall furnish to the Committee such data and information as it may require. The records of the Company shall be determinative of each Participant’s period of employment, termination of employment and the reasons therefore, leave of absence, reemployment, years of service, and personal data. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents as the Committee requests.

6.4.	Responsibility. No member of the Committee or of the Board of Directors or any person who is designated to oversee the day to day administration of the Plan (as provided in Section 6.1) shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company within the scope of his Company duties. Each member of the Committee shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan, to the maximum extent permitted by law.

VII. AMENDMENT AND TERMINATION

7.1.	Amendment. The Plan may be amended in whole or in part by the Company, by action of the Board of Directors, at any time. The Committee reserves the unilateral right to change any rule under the Plan if it deems such a change necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) to the Plan.

7.2.	Company’s Right to Terminate. The Company reserves the sole right to terminate the Plan, by action of the Board of Directors, at any time after the Effective Date.

VIII. MISCELLANEOUS

8.1.	No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

8.2.	No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

8.3.	No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to the Participant.

8.4.	Other Benefits. No Performance Award paid under the Plan shall be considered compensation for purposes of computing benefits under any “employee benefit plan” (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

8.5.	Offset. If, at the time payments or installments of payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company, then the payments under the Plan remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

8.6.	Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any payable hereunder (whether payable in cash or Common Stock), or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

8.7.	Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Committee, with a copy to the corporate secretary. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.8.	Governing Laws. The Plan shall be construed and administered according to the laws of the State of Illinois.

IX. CHANGE OF CONTROL

9.1.	Performance Awards Upon a Change of Control. If a Change of Control occurs during one or more Performance Periods, then Performance Awards with respect to these Performance Periods shall be payable in accordance with the following provisions:

(a) Each such Performance Period shall end on the effective date of the Change of Control. Each corresponding Peer Group Company’s Performance Period shall end on the same day.

(b) For purposes of determining Total Shareholder Return of the Company for any Performance Period during which a Change of Control occurs, the Change of Control Price (rather than the average of the closing sales price of Common Stock on the last five trading days of the Performance Period) shall be used as the price of the Company’s Common Stock as of the end of that Performance Period.

(c) If, due to a Change of Control, a Performance Period is shortened as provided in Section 9.1(a), then the target Performance Award that was initially established by the Committee with respect to that Performance Period shall be lowered (on a prorated basis) to reflect the shorter Performance Period. For example, if the initially established target Performance Award is $90,000, and the Performance Period is shortened from 3 years to 6 months because of the occurrence of a Change of Control, then the target Performance Award for that Performance Period shall be lowered to $15,000. This subsection (c) shall also apply where the Participant has, prior to the Change of Control, qualified for a prorated Performance Award pursuant to Section 5(a), (b), (c), or (d). In that case, the initial proration shall be adjusted by virtue of the shortened Performance Period.

9.2.	Payment of Performance Awards After a Change of Control. Performance Awards payable with respect to any Performance Period during which a Change of Control occurs shall be paid in accordance with Article V, subject to the following:

(a) Any Participant who is employed by the Company on the day prior to the effective date of the Change of Control shall be deemed to have continued in employment with the Company through the end of the Performance Period.

(b) The Performance Period shall be deemed to have ended as provided in Section 9.1(a).

(c) All Performance Awards shall be paid within 60 days after the effective date of the Change of Control.

TABLE OF CONTENTS

Compensation Committee
Comparison of Cumulative Total Return Among Company, Industry Index, Peer Group, and S&P 500 Index(1)
OTHER INFORMATION
I. GENERAL
1.1. Purpose
1.2. Effective Date
1.3. Termination Date
II. DEFINITIONS
2.1. "Beneficiary
2.2. "Board of Directors
2.3. "Change of Control" means:
2.4. "Change of Control Price
2.5. "Committee
2.6. "Common Stock
2.7. "Company
2.8. "Disability
2.9. "Normal Retirement
2.10. "Participant
2.11. "Peer Group Companies
2.12. "Performance Award
2.13. "Performance Period
2.14. "Plan
2.15. "Shareholders
2.16. "Termination for Cause
2.17. "Total Shareholder Return of the Company
2.18. "Total Shareholder Return of a Peer Group Company
III. ELIGIBILITY
IV. PLAN DESIGN
4.1. Performance Period
4.2. Target and Performance Awards
4.3. Available Shares
4.4. Adjustment to Shares
4.5. Committee Discretion to Adjust Awards
V. PAYMENT
5.1. Timing and Form of Payment
5.2. Tax Withholding
5.3. Beneficiary Designation
5.4. Foreign Jurisdictions
VI. ADMINISTRATION
6.1. Committee
6.2. General Rights, Powers, and Duties of Committee
6.3. Information to be Furnished to Committee
6.4. Responsibility
VII. AMENDMENT AND TERMINATION
7.1. Amendment
7.2. Company's Right to Terminate
VIII. MISCELLANEOUS
8.1. No Implied Rights; Rights on Termination of Service
8.2. No Right to Company Assets
8.3. No Employment Rights
8.4. Other Benefits
8.5. Offset
8.6. Non-assignability
8.7. Notice
8.8. Governing Laws
IX. CHANGE OF CONTROL
9.1. Performance Awards Upon a Change of Control
9.2. Payment of Performance Awards After a Change of Control

[BORGWARNER LOGO]

This Proxy is Solicited by the Board of Directors in Connection
With the Annual Meeting of Stockholders

11:00 A.M. (C.S.T.)

April 26, 2000

PLACE:	BorgWarner Inc. 200 South Michigan Avenue Chicago, Illinois 60604

PROXY: LAURENE H. HORISZNY and VINCENT M. LICHTENBERGER and each of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on March 15, 2000 at the Annual Meeting of Stockholders of BorgWarner Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

/\ FOLD AND DETACH HERE /\

IF NO CHOICE IS SPECIFIED, this Proxy will be voted “FOR” the election of all listed nominees, and “FOR” proposals 2, 3 and 4 in accordance with the recommendations of a majority of the Board of Directors.	Please mark your votes as indicated in the example [X]

1. Election of three Class I Directors: 01- Phyllis O. Bonanno, 02- Andrew F. Brimmer, 03- Alexis P. Michas

FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed above	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

[ ]	[ ]

2.	Approve the amendment of the Company’s 1993 Stock Incentive Plan.			3.	Re-approve the Company’s Executive Stock Performance Plan.			4.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2000.
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

	[ ]	[ ]	[ ]		[ ]	[ ]	[ ]		[ ]	[ ]	[ ]
								5.	To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.

"By checking the box to the right, I consent to future access of the Annual Report, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, ChaseMellon Shareholder Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility." [ ]

Signature___________________	Signature___________________	Date___________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/\ FOLD AND DETACH HERE /\

FOLD AND DETACH HERE

Performance Graph

Comparison of Cumulative Total Return
Among Company, Industry Index, Peer Group, and S&P 500 Index(1)

data points	1994	1995	1996	1997	1998	1999

BorgWarner (2)	100.0	130.19	159.39	218.05	236.75	173.96

SIC Code Index (3)	100.0	119.50	140.02	180.14	239.55	221.27

Peer Group Index (4)	100.0	109.70	135.35	174.85	174.25	141.01

S&P 500 Index (5)	100.0	137.58	169.17	225.61	290.09	351.13

2